EXHIBIT 99.1

INDEPENDENT AUDITORS’ REPORT

To Murray International Metals Limited

We have audited the accompanying balance sheet of Murray International Metals Inc., (the “Company”), as of January 31, 2005, and the related statements of income, shareowner’s equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of January 31, 2005 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

September 16, 2005

Houston, Texas

MURRAY INTERNATIONAL METALS, INC.

BALANCE SHEET

	October 31, 2005	January 31, 2005
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$3,400,667	$1,136,654
Trade receivables, net of allowance for doubtful accounts of $82,000	1,804,729	5,673,765
Receivables—affiliated	28	—
Inventories	6,167,545	4,222,531
Deferred income taxes	162,719	218,349
Other current assets	3,957	12,220

Total current assets	11,539,645	11,263,519
NON CURRENT ASSETS:
Property and equipment—at cost	244,242	241,199
Less accumulated depreciation and amortization	(166,083)	(141,369)

Net property and equipment	78,159	99,830
Other non current assets	34,167	19,167

Total non current assets	112,326	118,997

TOTAL	$11,651,971	$11,382,516

LIABILITIES AND SHAREOWNER’S EQUITY

LIABILITIES:
Accounts payable:
Trade	$4,018,443	$3,597,635
Affiliated	535,672	917,612
Demand notes payable—affiliated	97,031	94,075
Short-term debt and current maturities of long-term debt	19,197	20,534
Accrued taxes	250,301	483,334
Accrued expenses and other current liabilities	315,675	248,158

Total current liabilities	5,236,319	5,361,348
Long-term debt	—	15,050

Total liabilities	5,236,319	5,376,398

COMMITMENTS AND CONTINGENCIES

SHAREOWNER’S EQUITY:
Common stock, $1 par value—10,000 shares authorized, 1,000 shares issued and outstanding	1,000	1,000
Additional paid-in capital	49,000	49,000
Retained earnings	6,365,652	5,956,118

Total shareowner’s equity	6,415,652	6,006,118

TOTAL	$11,651,971	$11,382,516

See notes to financial statements.

MURRAY INTERNATIONAL METALS, INC.

STATEMENTS OF INCOME

	Nine Months Ended October 31,		Year Ended January 31, 2005
	2005	2004
	(Unaudited)
NET SALES	$20,099,576	$20,803,470	$29,631,887

OPERATING COSTS AND EXPENSES:
Cost of goods sold	16,579,045	17,464,241	24,270,360
Selling, general, and administrative expenses	1,152,773	965,053	1,544,423
Depreciation and amortization	24,714	24,956	33,329

Total operating costs and expenses	17,756,532	18,454,250	25,848,112

OPERATING INCOME	2,343,044	2,349,220	3,783,775

OTHER INCOME AND EXPENSES:
Interest income	39,641	11,414	25,140
Gain (loss) on foreign currency transactions	(136,669)	92,034	(35,349)
Interest expense—Other	(33,904)	(5,159)	(11,958)

INCOME BEFORE INCOME TAX EXPENSE	2,212,112	2,447,509	3,761,608

INCOME TAX EXPENSE	(926,886)	(856,539)	(1,407,800)

NET INCOME	$1,285,226	$1,590,970	$2,353,808

See notes to financial statements.

MURRAY INTERNATIONAL METALS, INC.

STATEMENTS OF SHAREOWNER’S EQUITY

	Common Stock		Additional Paid-in Capital	Retained Earnings	Total
	Shares	Amount
BALANCE—January 31, 2004	1,000	$1,000	$49,000	$4,248,556	$4,298,556

Net income				2,353,808	2,353,808

Dividend paid				(646,246)	(646,246)

BALANCE—January 31, 2005	1,000	1,000	49,000	5,956,118	6,006,118
Net income				1,285,226	1,285,226

Dividend paid				(875,692)	(875,692)

BALANCE—October 31, 2005 (Unaudited)	1,000	$1,000	$49,000	$6,365,652	$6,415,652

See notes to financial statements.

MURRAY INTERNATIONAL METALS, INC.

STATEMENT OF CASH FLOWS

	Nine Months Ended October 31,		Year Ended January 31, 2005
	2005	2004
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,285,226	$1,590,970	$2,353,808
Adjustment to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	24,714	24,956	33,329
Deferred income taxes	55,630	87,875	(10,461)
Changes in components of working capital:
Decrease (Increase) in accounts receivable	3,869,008	(1,758,245)	(4,519,192)
Decrease in demand notes receivable — affiliated	—	15,262	18,501
(Increase) in inventories	(1,945,014)	(1,302,823)	(2,978,950)
Decrease (Increase) in other current assets	8,263	(1,521)	(8,584)
Increase in other non current assets	(15,000)	—	—
Increase in accounts payable	38,868	1,800,806	4,031,281
(Decrease) Increase in accrued taxes	(233,033)	150,923	535,648
(Decrease) in accrued expenses and other current liabilities	67,517	(327,070)	(496,305)

Net cash provided by (used in) operating activities	3,156,179	281,133	(1,040,925)

CASH FLOWS FROM INVESTING ACTIVITIES—Expenditure for property and equipment	(3,043)	(2,039)	(2,039)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividend paid	(875,692)	(646,246)	(646,246)
Increase in demand notes payable — affiliated	2,956	95,511	94,075
Payments on long-term debt	(16,387)	(14,422)	(19,367)

Net cash used in financing activities	(889,123)	(565,157)	(571,538)

NET INCREASE ( DECREASE) IN CASH AND CASH EQUIVALENTS	2,264,013	(286,063)	(1,614,502)

CASH AND CASH EQUIVALENTS—Beginning of period	1,136,654	2,751,156	2,751,156

CASH AND CASH EQUIVALENTS—End of period	$3,400,667	$2,465,093	$1,136,654

CASH PAID DURING THE PERIOD FOR:
Interest			$14,719

Taxes			$750,000

See notes to financial statements.

MURRAY INTERNATIONAL METALS, INC.

NOTES TO THE FINANCIAL STATEMENTS

YEAR ENDED JANUARY 31, 2005 AND NINE MONTHS ENDED OCTOBER 31, 2005 (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Basis of Presentation—Murray International Metals, Inc. (the “Company”), was incorporated under the laws of the state of Texas on April 24, 1997 and is a wholly owned subsidiary of Murray International Metals Ltd. (MIM Ltd.), a United Kingdom-based company. The Company began operations in October 1997. The Company is a distributor of high grade structural steel and steel tubular products to the offshore construction and energy-related industries in North and South America.

Use of Estimates—The Company’s financial statements are prepared in conformity with accounting principles generally accepted in the United States, which require management to make estimates and assumptions. These assumptions affect the reported amounts of assets, liabilities, revenues and expenses during the reporting period. Amounts are recognized when it is probable that an asset has been impaired or a liability has been incurred and the cost can be reasonably estimated. Actual results could differ from those estimates.

Cash and Cash Equivalents—Highly liquid investments with maturities when purchased of three months or less are considered to be cash equivalents.

Inventories—Inventories primarily consist of high grade structural steel, plate and pipe. Inventories are stated at the lower of cost or market value and are valued using the average-cost method.

Property and Equipment—At October 31, 2005 and January 31, 2005, property and equipment, at cost, consisted of the following:

	October 31, 2005	January 31, 2005
Automobiles	$105,042	$105,042
Machinery and equipment	45,168	42,125
Furniture and fixtures	75,288	75,288
Other	18,744	18,744

Total	$244,242	$241,199

Depreciation and amortization of property and equipment is provided using the straight-line method, with depreciation rates based upon estimated useful lives generally ranging from three to ten years. Management reviews property, plant and equipment for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses are recognized based on the excess of the asset’s carrying amount over its fair value. The Company’s facilities are leased under non cancellable operating leases (see Note 6).

Revenue Recognition—The Company recognizes revenue when products are shipped and the customer takes title and assumes risk of loss.

Foreign Currency Transactions—The Company’s functional currency is the U.S. dollar. Assets and liabilities denominated in another currency are revalued at the year-end exchange rates, and gains or losses from changes in exchange rates are recognized in the statement of income as gains or losses on foreign currency transactions.

2. INCOME TAXES

The Company utilizes the liability method of accounting for income taxes whereby deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of

MURRAY INTERNATIONAL METALS, INC.

NOTES TO THE FINANCIAL STATEMENTS (Continued)

YEAR ENDED JANUARY 31, 2005 AND NINE MONTHS ENDED OCTOBER 31, 2005 (UNAUDITED)

2. INCOME TAXES (Continued)

assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts to be realized. The provision for income taxes is the sum of taxes payable for the year and the change during the year in deferred tax assets and liabilities.

For the year ended January 31, 2005, the following is an analysis of the components of income tax expense:

Current:
U.S.	$(1,222,064)
State	(196,197)

(1,418,261)

Deferred:
U.S.	4,354
State	6,107

10,461

Income tax expense	$(1,407,800)

For the year ended January 31, 2005, the following is a reconciliation of income taxes computed at the statutory U.S. federal income tax rate of 34 percent to the income tax expense reflected in the statements of income:

Tax expense at the statutory U.S. federal income tax rate	$(1,273,327)
Increase in income tax expense resulting from:
State income taxes—net of related federal tax benefit	(131,080)
Other	(3,393)

Income tax expense	$(1,407,800)

The components of the Company’s total net deferred tax asset for the year ended January 31, 2005 was as follows:

Deferred tax liability:
Book over tax basis differences in property and equipment	$(9,209)
Other	(555)

Net deferred tax liability	(9,764)

Deferred tax assets:
Allowance for doubtful accounts	36,048
Accrued liabilities	147,053
Inventory	45,012

Net deferred tax assets	228,113

Total net deferred tax asset	$218,349

MURRAY INTERNATIONAL METALS, INC.

NOTES TO THE FINANCIAL STATEMENTS (Continued)

YEAR ENDED JANUARY 31, 2005 AND NINE MONTHS ENDED OCTOBER 31, 2005 (UNAUDITED)

3. RELATED PARTY TRANSACTIONS

Affiliated Purchases and Sales—The Company purchases products from related parties for sale to its customers and occasionally sells products to related parties. The amounts paid for such purchases and sales are based on an industry price list published by a non-affiliated party. Purchases from related parties amounted to $1,759,330 for the year ended January 31, 2005 and $688,598 and $834,823 for the nine months ended October 31, 2005 and 2004, respectively. Sales to related parties amounted to $156,190 for the year ended January 31, 2005 and $32,591 and $88,046 for the nine months ended October 31, 2005 and 2004, respectively. These amounts are included in the statement of income in cost of goods sold and net sales, respectively.

Demand Notes Payable and Receivable, Affiliated—The Company has entered into a borrowing agreement with MIM Ltd. to obtain funds as needed. Borrowings under this agreement are secured by the general assets of the Company. The agreement carries a variable interest rate equivalent to the rate charged by the Bank of Scotland to MIM Ltd (5.75% at January 31, 2005). As of January 31, 2005 and October 31, 2005, the amount outstanding and payable under this agreement was $94,075 and $97,031, respectively.

4. LONG-TERM DEBT

The Company financed the purchase of certain vehicles with three year notes with interest rates ranging from 5.7% to 5.95%. Current maturities at January 31, 2005 was $20,534. The remaining amount of $15,050 is due in 2006.

5. FINANCIAL INSTRUMENTS

At January 31, 2005, the Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, affiliated demand notes payable, and short-term debt. The carrying amounts of these instruments approximate fair value due to their highly liquid nature.

At January 31, 2005, a portion of the Company’s financial instruments were denominated in foreign currencies. At January 31, 2005, the Company’s demand notes payable, affiliated, of $94,075 was denominated in a currency other than the U.S. dollar.

Reference is made to Note 1, “Summary of Significant Accounting Policies”, for discussion concerning accounting for assets and liabilities denominated in foreign currencies.

6. COMMITMENTS AND CONTINGENCIES

Insurance—The Company carries a broad range of insurance coverage, including business auto liability, general liability, workers’ compensation, excess liability and a commercial property policy. The Company has not incurred claims or losses on any of these insurance policies.

Employee 401(k) Retirement Plan—The Company participates in a 401(k) profit-sharing plan (the Plan) which covers eligible employees at least 21 years of age who have completed at least three months of service. The Plan allows for employee contributions through salary deductions up to 19 percent of total compensation, subject to the statutory limits. Employer matching contributions can be made at the discretion of the Company and were $14,018 for the year ended January 31, 2005.

MURRAY INTERNATIONAL METALS, INC.

NOTES TO THE FINANCIAL STATEMENTS (Continued)

YEAR ENDED JANUARY 31, 2005 AND NINE MONTHS ENDED OCTOBER 31, 2005 (UNAUDITED)

6. COMMITMENTS AND CONTINGENCIES (Continued)

Leases—The Company’s facilities and certain other real property are leased under non cancellable operating leases. Net aggregate future lease payments under these operating leases were $38,272 at January 31, 2005, payable as follows:

Years Ending January 31
2005	$36,356
2006	958
2007	958

Rent expenses recognized for the year ended January 31, 2005, were $38,047. The office rental agreement will expire during 2005.

The Company is involved in various claims, lawsuits and proceedings arising in the ordinary course of business. While there are uncertainties inherent in the ultimate outcome of such matters and it is impossible to presently determine the ultimate costs that may be incurred, management believes the resolution of such uncertainties and the incurrence of such costs will not have a material adverse effect on the Company’s financial position, results of operations or cash flows.

7. FOREIGN CURRENCY FORWARD CONTRACTS

To mitigate the Company’s exposure to exchange rate movements on transactions denominated in foreign currencies, the Company enters into foreign currency forward exchange contracts. The Company also monitors its foreign exchange exposures to ensure the overall effectiveness of its foreign currency hedge positions. At January 31, 2005, the Company had no foreign currency forward exchange contracts outstanding.

8. MAJOR CUSTOMERS

For the year ended January 31, 2005, the following customers accounted for 10% or more of the Company’s net sales: Gulf Marine Fabricators, Inc.—35%, Socominter Sociedade Comercial—21% and Dril-Quip, Inc.—10%. As of January 31, 2005, three customers accounted for approximately 19%, 19% and 23% of accounts receivable.

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